UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 13, 2015

DIGITALGLOBE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34299	31-1420852
(Commission File Number)	(IRS Employer Identification No.)

1601 Dry Creek Drive, Suite 260 Longmont, Colorado	80503
(Address of Principal Executive Offices)	(Zip Code)

(303) 684-4000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c)             On January 13, 2015, the Board of Directors (“Board”) of DigitalGlobe, Inc. (“Company”) approved the appointment of Gary W. Ferrera as the Executive Vice President and Chief Financial Officer of the Company.  Mr. Ferrera’s appointment will be effective by March 9, 2015, or earlier as may be agreed to by Mr. Ferrera and the Company, at which time Fred Graffam will step down in his role as Interim Chief Financial Officer.  Mr. Graffam will remain with the Company as Senior Vice President of Financial Planning and Analysis.

Mr. Ferrera, age 52, has served as the Chief Financial Officer and Treasurer of Intrawest Resorts Holdings, Inc., a developer and operator or destination resorts, since January 2014. From April 2013 through December 2013, Mr. Ferrera was Executive Vice President and Chief Financial Officer of Great Wolf Resorts, Inc., an owner and operator of family resorts.  From 2007 to 2013, Mr. Ferrera served as Executive Vice President and Chief Financial Officer of National CineMedia, Inc., a film and media company.  Earlier in his career, Mr. Ferrera served in investment banking roles at Citigroup and Bear Stearns, and he served as an international tax consultant with Arthur Andersen.

In connection with Mr. Ferrera’s appointment as Chief Financial Officer, the Board has approved compensation for Mr. Ferrera as follows:

Cash Compensation: Commencing upon his start date, Mr. Ferrera will be entitled to an annual base salary of $425,000 and have the opportunity to earn an annual cash bonus at a target rate of 70% of his annualized base salary if target levels of performance (as established by the Compensation Committee of the Board) are achieved for the applicable calendar year.

Sign-On Bonus: Mr. Ferrera will be entitled to receive a one-time award of restricted stock units with a grant date fair value of $1,000,000 effective upon his start date. The restricted stock units will vest in equal installments on each anniversary of the award date over a four year period, provided Mr. Ferrera remains employed at the Company.  Mr. Ferrera will also receive a one-time cash starting bonus of $200,000.

Long-Term Incentive Grant: Effective upon his start date, Mr. Ferrera will receive a long-term incentive grant award having a grant date fair value of $800,000 in the form of:

•                  50% restricted stock units, which will vest annually in equal increments over a period of four years beginning on the first anniversary of the grant date; and

•                  50% performance share units, which will vest following a three year performance period based on performance criteria determined by the Compensation Committee of the Board.

Severance Protection:  Mr. Ferrera will be eligible for severance protection pursuant to a severance agreement with the Company.  The term of the severance agreement will be for two years commencing on Mr. Ferrera’s start date with automatic one-year extensions unless earlier terminated in accordance with the agreement and a minimum two-year term if a change in control of the Company occurs during the scheduled term of the agreement. Pursuant to the severance agreement, Mr. Ferrera will be entitled to severance benefits if his employment is terminated by the Company without cause or if Mr. Ferrera terminates employment for good reason, in either case during the term of the agreement.  If such a termination of Mr. Ferrera’s employment occurs before a change in control of the Company, the Company will pay Mr. Ferrera a severance benefit equal to one and one-half times the sum of (a) his highest annual rate of base salary from the Company in effect at any time in the preceding twelve months, plus (b) the average of his actual annual cash bonuses from the Company for the two preceding years (or, if Mr. Ferrera had been employed for less than two full fiscal years, his cash bonus from the Company for the preceding fiscal year).  If such a termination of Mr. Ferrera’s employment occurs on or after a change in control of the Company, the Company will pay Mr. Ferrera a severance benefit equal to two times the sum of (a) his highest annual rate of base salary from the Company in effect at any time in the preceding twelve months, plus (b) his target cash bonus amount for the year in which the change in control of the Company occurs.  In addition, if Mr. Ferrera is entitled to severance under the agreement, the Company will pay or reimburse his premiums to continue medical coverage under COBRA for up to twelve months following the termination of his employment.  The receipt of severance pay or benefits, except in the event of death or disability, under the terms of the agreement is contingent upon Mr. Ferrera’s execution and non-revocation of a general release and waiver of any and all claims against the Company.

Mr. Ferrera will enter into a standard indemnification agreement with the Company in the form previously approved by the Board, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities Exchange Commission on October 3, 2013 and is incorporated by reference herein.

There are no arrangements or understandings between Mr. Ferrera and any other person pursuant to which Mr. Ferrera was appointed as Chief Financial Officer. There are no family relationships between Mr. Ferrera and any of the Company’s directors and executive officers, and Mr. Ferrera is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01                                           Regulation FD Disclosure.

On January 14, 2015, the Company issued a press release announcing the appointment of Mr. Ferrera as Chief Financial Officer. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

This information, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit
Number	Description

Exhibit 99.1	Press Release, dated January 14, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITALGLOBE, INC.

	By:	/s/ Daniel L. Jablonsky
Date: January 14, 2015		Daniel L. Jablonsky
Senior Vice President, General Counsel and Corporate Secretary